UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-163019	75-3250686
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6541 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 570-1111

Stevens Resources, Inc. No. 6 JieFangNan Lu, HeXi District, Tianjin, China 300000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On June 30, 2011, Nova Lifestyle, Inc. dismissed Goldman Kurland and Mohidin LLP, or GKM, as our principal independent registered public accounting firm, and engaged Marcum Bernstein and Pinchuk LLP, or Marcum, as our new principal independent registered public accounting firm. Our Board of Directors approved of this decision.

GKM’s report on our financial statements for the year ended September 30, 2010, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that it was qualified as to our ability to continue as a going concern.

During our most recent fiscal year and through to June 30, 2011, there were no disagreements with GKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of GKM, would have caused it to make reference to the matter in its reports, nor did GKM advise us of any of the matters identified in Item 304(a)(1)(v)(A) - (D) of Regulation S-K.

During our most recent fiscal year and through to June 30, 2011, we did not consult Marcum regarding either: (a) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (b) any matter that was the subject of a disagreement or a reportable event. Marcum provided a report dated May 18, 2011 on the financial statements of Nova Furniture Limited, our wholly owned subsidiary as of June 30, 2011, for the years ended December 31, 2010 and 2009.

We provided GKM with a copy of the disclosures made in this report and requested that GKM furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of GKM’s letter dated June 30, 2011, is attached as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
16.2†	Letter of Goldman Kurland and Mohidin LLP, dated June 30, 2011

† Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.
(Registrant)
Date:	June 30, 2011	By:	/s/ Ya Ming Wong
		Name:	Ya Ming Wong
		Title:	Chief Executive Officer